UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 7, 2020

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2020, the Board of Directors (the “Board”) of Daseke, Inc., a Delaware corporation (the “Company”), promoted Christopher Easter, age 57,  to Chief Executive Officer of the Company, effective as of such date. Mr. Easter had previously been serving as the Company’s Interim Chief Executive Officer since August 15, 2019.  Mr. Easter will continue to serve as the Company’s Chief Operating Officer, a position he has held since January 16, 2019, and as the Company’s principal financial officer, a position he has held since September 6, 2019, until such time as the Board identifies and appoints a permanent chief financial officer, whom the Board currently expects will also serve as the Company’s principal financial officer once appointed.

Also on February 7, 2020, the Board increased the size of the Board from eight to nine members and appointed Mr. Easter as Class II director, effective as of such date.

Prior to joining the Company in January 2019, Mr. Easter served as Senior Vice President Americas at Wallenius Wilhelmsen Ocean and Solutions, a position he held since September 2018, and as President of Keen Transportation at Wallenius Wilhelmsen Logistics (“Wallenius”) from December 2017. Before its acquisition by Wallenius in December 2017, Mr. Easter served as CEO and President of Keen Transport, Inc. (“Keen Transport”), beginning in August 2012. Keen Transport is a specialized transportation, warehouse, and logistics company focused on serving the industrial equipment market. Mr. Easter has also served in various roles with Schneider National, Inc. and Walmart Inc., where he was responsible for overseeing the transportation of goods from around the world. Mr. Easter received his bachelor’s degree from the United States Military Academy at West Point and served for more than eight years in The United States Army. His service included deployment during Operation Desert Storm where he led logistics teams and was awarded the Bronze Star.

There are no family relationships between Mr. Easter and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Mr. Easter that would require disclosure under Item 404(a) of Regulation S-K.

The Company intends to amend Mr. Easter’s current employment agreement to reflect his promotion to Chief Executive Officer. His current employment agreement, including its compensation provisions, will continue in effect until it is so amended. The Company will file an amendment to this Current Report on Form 8-K to disclose such amendment and any equity award grants made to Mr. Easter in connection with his appointment as Chief Executive Officer.

Item 7.01.Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On February 10, 2020, the Company issued a press release announcing Mr. Easter’s appointment as the Company’s Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits The following exhibit is furnished herewith:

99.1	Press release dated February 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

February 10, 2020	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Chief Executive Officer